Exhibit 10(a)
EMERSON ELECTRIC CO.

DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS (as Amended and Restated Effective November 1, 2022)

1.Eligibility
Each director of Emerson Electric Co. (“Emerson” or the “Company”) who is not an employee of Emerson or a corporation in which Emerson owns 50% or more of the outstanding stock shall have the right to elect to defer (i) the payment of all or any part of the cash compensation to which such director would otherwise be entitled as retainers or fees, whether for service on the Board of Directors of Emerson (the “Board”) or on a committee thereof (collectively, “Fees”) and/or (ii) the delivery of shares of Emerson common stock (“Shares”) issuable upon the conversion of any award of restricted stock units (“Restricted Stock Units”) granted to such director under the Emerson Electric Co. Restricted Stock Plan for Non-Management Directors (as may be amended from time to time, the “Restricted Stock Plan”), with such deferred compensation payable at the time and in the manner hereinafter stated. All such deferral elections shall be subject to the terms and conditions set forth in this Emerson Electric Co. Deferred Compensation Plan for Non-Employee Directors (as amended and restated effective November 1, 2022) (the “Plan”).

2. Election

Each director who elects to defer Fees hereunder may, at the time of such election, also elect to have some or all of such deferred Fees converted into units notionally equivalent to Shares (“Units”), in which case Emerson shall establish an account for such director and shall credit to the account a number of Units equal to the number of full and fractional Shares which could be purchased with such deferred Fees on the date such Fees would have been paid had there been no deferral (such applicable date, the “Original Payment Date”). The price per Share for converting the applicable portion of the Fees into Units in accordance with the immediately preceding sentence shall be the mean between the high and the low of the price per Share on the New York Stock Exchange (“Market Price”) on the applicable Original Payment Date of the corresponding Fees (or portion thereof), or if no Shares have been traded on such date, then the next succeeding date on which such Shares have been traded. Until the applicable distribution date (as determined in accordance with the Plan), a director who elects to have deferred Fees converted into Units shall have his or her account credited with additional Units equal in value to the amount of dividends which he would have received if he or she had been the owner of a number of Shares equal to the number of Units in his account. The price per share for converting dividends into such additional full or fractional Units shall be the Market Price as of the payment dates for such dividends. No director shall be deemed to be the owner of any notional Shares underlying the Units pursuant to this Plan.

Exhibit 10(a)
With respect to each director who elects to defer the delivery of Shares issuable upon the conversion of Restricted Stock Units, Emerson shall establish and maintain an account for such director (a “Share Account”) which shall be credited with the number of Shares deferred with respect to such Restricted Stock Units hereunder. Until the applicable distribution date (as determined in accordance with the Plan), if the Company pays a dividend on Shares, a director who elects to defer the delivery of Shares issuable upon the conversion of Restricted Stock Units shall be entitled to receive dividend equivalent payments in cash each year equal to the amount of any dividends which such director would have received if he or she had been the owner of the Shares in his or her Share Account (if any), which such dividend equivalent payment shall be paid on a current basis as of the payment date of the corresponding dividends.

Each director shall have until the date specified by the Company, which shall be no later than the last day of the director’s taxable year, to execute and deliver to the Vice President Executive Compensation Programs of the Company (the “Executive Compensation Executive”) a “Notice of Election” by which the director elects to defer up to (i) 100% of the Fees and/or (ii) 100% of the Shares issuable upon the conversion of Restricted Stock Units, as applicable, in each case to be earned (or, in the case of Restricted Stock Units, granted) for services in subsequent taxable years and which, but for such election, would otherwise be payable or issuable to the director.

Each Notice of Election shall be in such form as determined by the Company and must specify (i) the percentage or amount of Fees and/or Restricted Stock Units, as applicable, to be deferred under the Plan, (ii) the manner of distribution of deferred Fees, (iii) the beneficiary designations of the participating director, (iv) the extent to which the deferred Fees are to be credited with interest as provided in Section 4 below or converted into Units as specified in this Section 2 above and (v) such other information as may be required by the Company from time to time.
Notwithstanding any provision contained herein to the contrary, each director who first becomes eligible to participate in the Plan during a plan year may file a Notice of Election within thirty (30) days after the date he or she first becomes eligible to participate in the Plan, but only with respect to the Fees or Shares underlying Restricted Stock Units relating to services to be performed subsequent to such election.

Once a director files his or her initial Notice of Election, the manner of distribution shall be irrevocable, even with respect to future deferrals. With respect to the percentage or amount of Fees or Restricted Stock Units to be deferred, the director’s Notice of Election shall remain in effect until changed or revoked by the filing of a new Notice of Election with the Executive Compensation Executive; provided, however, as of December 31 of each year, such Notice of Election shall become irrevocable with respect to Fees payable or Restricted Stock Units granted in connection with services performed in the immediately following year. An election relating to the conversion of deferred Fees into Units may be changed prospectively but no more frequently than once per calendar year by providing written notice to the Executive Compensation Executive no later than December 31 of each year to be irrevocable with respect to Fees payable in connection with services performed in the immediately following year.

Exhibit 10(a)
3. Payment of Deferred Fees and Deferred Restricted Stock Units.

Deferred Fees

Except as otherwise provided herein, payment of deferred Fees, together with any interest or dividend accruals thereon (“Fee Account Balance”), shall be paid to the director in a cash lump sum (with Fees which have been converted into Units, converted into cash equal to the Market Price on the payment date multiplied by the number of Units then being paid) on the date thirty (30) days after such director’s “separation from service” as a director of the Company (within the meaning given in Treasury Regulation §1.409A-1(h)) (“Separation from Service”), unless the director designated optional installment payments in the Notice of Election. The substantially equal annual installment payments will commence on the date thirty (30) days after such director’s Separation from Service over a period not to exceed ten (10) years, provided however, that in the event such installment method of distribution will result in any regular installment being less than $400, the director’s entire Fee Account Balance shall be distributed in a single lump sum on the date thirty (30) days after such director’s Separation from Service, regardless of the manner of distribution designated on his Notice of Election. In the event a director shall elect to receive his or her Fee Account Balance in installments, interest shall continue to be credited on the undistributed sums as provided in Section 4 and/or dividend accruals shall continue to be credited on the undistributed Units in his account as provided in Section 2.

Notwithstanding any provision herein to the contrary, in the event the director’s Fee Account Balance includes Fees which have been converted into Units, payment of such converted amounts which otherwise would have been payable prior to the date six (6) months after the director’s Separation from Service shall be delayed until the date six (6) months after the later of: (i) the director’s Separation from Service or (ii) the conversion of such Fees into Units (and, for the avoidance of doubt, any such conversion into Units shall occur prior to such Separation from Service).

Deferred Restricted Stock Units

Except as otherwise provided herein, the Shares underlying Restricted Stock Units deferred under the Plan, shall be delivered to the director on the date thirty (30) days after such director’s Separation from Service. For the avoidance of doubt, on the distribution date applicable to a director’s Share Account (as provided in the immediately preceding sentence), such director shall receive a number of Shares equal to the number of Shares credited to his or her applicable Share Account as of such distribution date.

Unforeseeable Emergency

In the event that a director demonstrates to the satisfaction of the Corporate Governance and Nominating Committee of the Board (the “Committee”) that such director has suffered an “unforeseeable emergency” (within the meaning of Treasury Regulation Section 1.409A-3(i)(3)), the Committee may, if it deems advisable in its sole

Exhibit 10(a)
and absolute discretion, distribute any portion of the director’s Fee Account Balance; provided however that (i) in no event shall any such distribution be more than the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into consideration the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the director’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan and (ii) any such distribution shall be subject to compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (together with all rules and regulations promulgated thereunder, “Section 409A”), including Treasury Regulation Section 1.409A-3(i)(3). However, in no event may Fees which have been converted into Units be payable or distributable on account of an unforeseeable emergency. Any amount which becomes payable on account of an unforeseeable emergency shall be distributed on the date the Committee approves the hardship distribution and the director’s Account Balance shall be reduced by the amount so distributed and/or utilized, subject to compliance with Section 409A.
Timing of Distributions

In all cases in which amounts or Shares are distributable upon a fixed date, distribution is deemed to be made upon the fixed date if the distribution is made on such date or a later date within the same taxable year of the director or, if later, by the fifteenth (15th) day of the third calendar month following the specified date, provided the director is not permitted, directly or indirectly, to designate the taxable year of the payment. In addition, a distribution is treated as made upon the date specified under the Plan if the distribution is made no earlier than thirty (30) days before the designated distribution date and the director is not permitted, directly or indirectly, to designate the taxable year of the distribution.
Notwithstanding the foregoing, if the Board considers a director to be one of the Company’s “specified employees” under Section 409A at the time of such director’s Separation from Service from the Board, any distribution that otherwise would be made to such director as a result of such Separation from Service shall not be made until the date that is six (6) months after such Separation from Service, except to the extent that earlier distribution would not result in such director’s incurring interest or additional tax under Section 409A.

4. Interest Rate

Deferred Fees which a director has not elected to be converted into Units shall be credited with interest compounded quarterly at the prime rate with any change in interest rate taking effect simultaneously with the change in the prime rate, or such other rate as may be established from time to time by the Committee. Such interest shall accrue from the dates that Fees would otherwise be payable had such Fees not been deferred. For all purposes of this Plan, the term “prime rate” shall mean the prime rate publicly announced by Bank of America, N.A. for ninety (90)-day commercial loans.

Exhibit 10(a)
5. Designation of Beneficiary

Each director may designate one or more beneficiaries to receive all sums due to such director hereunder upon his or her death. Such beneficiary designation may be revoked or amended by such director, from time to time, by appropriate notice in writing delivered to the Executive Compensation Executive. In the absence of any beneficiary designation or in the event that the designated beneficiaries shall not be living at the time of death of the director, the account value on the date of death of the director shall be payable and delivered to the estate of such deceased director.

6. Death or Incapacity of Director

Notwithstanding anything else contained in the Plan or any Notice of Election, (a) upon the death of a serving director, (i) the entire Fee Account Balance, including all Fees deferred under the Plan, and all unpaid installments of Fees then being paid and interest and earnings thereon, shall be distributed in one lump sum cash amount to his designated beneficiary or estate, (ii) the entire Share Account, including all Restricted Stock Units deferred under the Plan, shall be distributed in Shares to his designated beneficiary or estate and (iii) with respect to a director who has elected to have his deferred Fees converted into Units, a cash lump sum equal to the Market Price on the date of death multiplied by the number of Units credited to his account on such date shall be paid to his designated beneficiary or estate and (b) on the death of a director who had previously retired and had elected an installment method of distribution, all sums remaining undistributed shall be paid in one lump sum cash amount or Shares, as applicable, to his designated beneficiary or estate. Payments required to be made under this Section shall be made on the date thirty (30)days after the director’s death.

In the event that any person to whom deferred Fees or Restricted Stock Units are distributable under the terms of this Plan shall be unable to properly manage his own affairs by reason of incapacity, all amounts distributable hereunder may be distributed to a duly appointed personal representative, conservator or guardian or to any person, firm or a corporation furnishing or providing support and maintenance to such distributee (which, for the avoidance of doubt, shall otherwise be paid on the existing distribution schedule applicable to such amounts pursuant to the Notice of Election then in effect). The Company and its officers and employees shall be fully and completely exonerated from all liability to any distributee upon making distribution in accordance with the terms of this paragraph.

7. Change of Control

Notwithstanding anything else contained in the Plan or any Notice of Election, in the event of a Change of Control (as hereinafter defined), the entire Fee Account Balance and Share Account Balance, as applicable, of each director, including all Fees (and any related Units) and Restricted Stock Units deferred under the Plan, and all unpaid installments of Fees then being paid, and interest and earnings thereon, shall immediately be paid to the director in a single cash lump sum or in Shares, as applicable, on the date of

Exhibit 10(a)
the Change of Control. For the purpose of this Plan, a “Change of Control” shall mean a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Section 409A.

8. Amendment and Termination

The Board may at any time amend or terminate this Deferred Compensation Plan; however, no action of the Board may permit anyone other than a director eligible under Section 1 to participate in the Plan. In the event the Plan is terminated, a director’s Account Balance or Share Account shall become payable only to the extent permissible under the regulations promulgated by the Secretary of Treasury pursuant to Section 409A and in the manner set forth therein.

9. Miscellaneous

The Committee shall have full power and authority to administer, construe and interpret this Plan. The Committee may, from time to time, name a Company employee to administer, construe or interpret the terms of the Plan. The decisions of the Committee concerning the administration, construction and interpretation of this Plan shall be final, conclusive and binding upon all parties involved, including the successors and assigns of Emerson.

No right or payment under this Plan (including, for the avoidance of doubt, any Restricted Stock Units or any Shares with respect thereto) shall be subject to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber or charge the same shall be null and void. No right or payment hereunder shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. If any participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber or charge any right or payment hereunder, then such right or payment shall, in the discretion of the Committee terminate. In such a case, the Company may hold or apply the same or any part thereof for the benefit of the participant or beneficiary, his spouse, children or other dependents, or any of them, in such manner and in such proportion as the Committee shall determine, and their decision shall be final, conclusive and binding upon all persons involved.

No director or other person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of directors or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each director.

The opportunity to make a deferral under the Plan shall not be construed as giving a director the right to be retained in the service of the Board or the Company. A director’s deferral under the Plan is not intended to confer any rights on such director except as set forth in the Plan and the applicable Notice of Election.

Exhibit 10(a)
In the event of changes in the outstanding Shares of the Company by reason of stock dividends, spin-offs, recapitalization, mergers, consolidations, split-ups, combinations or exchange of shares and the like, the (i) account of a director who has elected to convert his deferred Fees into Units and (ii) the director’s Share Account, as applicable, shall be appropriately adjusted to reflect such action if such action consists of distribution of Company stock. For purposes of the foregoing, an appropriate adjustment shall mean, in the case of a stock dividend, stock split, or reverse stock split, an equitable adjustment so as to maintain the same proportionate number of Units or Shares as were allocated to the account prior to such action. If such action consists of any other distribution, the value of such distribution shall be converted to Units or Shares on the date of such distribution.

This Plan is unfunded. The Plan, together with the applicable Notice of Election, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall such director or beneficiary or any other person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Notice of Election. Detailed records of amounts deferred hereunder, including interest credits and payouts, shall be maintained by the Executive Compensation Executive, and made available on reasonable notice for any director’s inspection with respect to such director’s own deferrals.

If any provision of the Plan or any Notice of Election is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or deferral, or would disqualify the Plan or any deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such Notice of Election, such provision shall be stricken as to such jurisdiction, person or deferral, and the remainder of the Plan and such Notice of Election shall remain in full force and effect.

To the extent applicable, the Company shall be authorized to withhold from any distribution under the Plan or from any compensation or other amount owing to a director the amount (in cash, Shares, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of such distribution and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

With respect to deferrals that are subject to Section 409A, the Plan is intended to comply with the requirements of Section 409A, and the provisions of the Plan and any Notice of Election shall be interpreted in a manner that satisfies the requirements of

Exhibit 10(a)
Section 409A, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Notice of Election would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

The Plan shall be construed and administered in accordance with the laws of the State of Missouri, without regard to the principles of conflicts of law which might otherwise apply.

As approved by Emerson’s Board of Directors on this 1st day of November, 2022.

Exhibit 10(a)

EMERSON ELECTRIC CO.

DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

NOTICE OF ELECTION - FEES
1. Name of Director: __________________________________________________

2. Percentage of Fees to be Deferred: ______%

3. Deferral Options with respect to Fees:
Cash: ______%
Units (Phantom Stock): ____%

4. Manner of Distribution of Fees (irrevocable):
☐ lump sum
☐ annual installments over ____ years (not to exceed 10 years)

5. Beneficiary Designation: Name and Address

6. Alternative Beneficiary Designation: Name and Address

The undersigned acknowledges this election as to the manner of distribution is irrevocable, even with respect to Fees that may be earned and deferred in future years; and that the election as to the percentage of Fees to be deferred shall remain in effect until the first day of the calendar year following the date a subsequent Notice of Election is filed with the Executive Compensation Executive of Emerson. Furthermore, the undersigned acknowledges that the deferral options in paragraphs 2 and 3 above may only be modified prospectively and may not be modified more often than annually by filing such change no later than December 31 of each year to be irrevocable with respect to Fees payable in connection with services performed in the immediately following year.

Exhibit 10(a)

By:	Date:

Return completed form to: Vice President Executive Compensation Programs
Emerson Electric Co.
8000 W. Florissant Ave.
St. Louis, MO 63136

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Exhibit 10(a)

EMERSON ELECTRIC CO.

DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

NOTICE OF ELECTION – RESTRICTED STOCK UNITS

1. Name of Director: __________________________________________________

2. Percentage of Shares Underlying Restricted Stock Units to be Deferred until Separation from Service as a member of the Board: ______%

3. Beneficiary Designation: Name and Address

4. Alternative Beneficiary Designation: Name and Address

The undersigned acknowledges that the election as to the percentage of shares underlying Restricted Stock Units to be deferred shall remain in effect until the first day of the calendar year following the date a subsequent Notice of Election is received by the Executive Compensation Executive of Emerson.

By:	Date:

Return completed form to: Vice President Executive Compensation Programs
Emerson Electric Co.
8000 W. Florissant Ave.
St. Louis, MO 63136

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